Exhibit 99.2

CDK Global, Inc.
Unaudited Pro Forma Consolidated Financial Statements

Basis of Presentation. On November 27, 2020, the Company entered into a Share Sale and Purchase Agreement to sell the CDK International business (the “International Business”) to Francisco Partners (“Francisco Partners” or the "Buyer"). Beginning in the second quarter of fiscal 2021, financial results of the International Business are reported as discontinued operations in the consolidated financial statements of CDK Global, Inc. (the "Company"), and prior period amounts have been recast for comparability.The unaudited pro forma consolidated financial statements were prepared to assist readers in understanding the nature and effects of the sale.

The unaudited pro forma consolidated balance sheet data as of December 31, 2020 gives effect to the sale as if it occurred on December 31, 2020. The unaudited pro forma consolidated statement of operations data for the fiscal years ended June 30, 2020, 2019 and 2018 give effect to discontinued operations as if the transaction occurred on July 1, 2017. There were no pro forma adjustments applicable for those periods. An unaudited pro forma consolidated statement of operations for the six months ended December 31, 2020 is omitted as no pro forma adjustments are applicable and the International Business was previously classified as discontinued operations in our Consolidated Statements of Operations included in our Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on February 9, 2021. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The statements have been derived from, and should be read in conjunction with, the audited consolidated financial statements and notes thereto included in the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2020, 2019 and 2018 filed with the SEC.

The unaudited pro forma adjustments are based on currently available information and assumptions that the Company’s management believes are (a) directly attributable to the sale; (b) factually supportable; and (c) with respect to the statements of operations, have continuing impact on the consolidated results. The Company believes that the discontinued operations adjustments included within the “Discontinued Operations” column of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations in accordance with accounting principles generally accepted in the United States. The pro forma financial statements are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. Actual adjustments, however, may differ materially from the information presented. The unaudited pro forma adjustments may differ from the amounts that will be calculated to report the Company’s discontinued operations in the Company’s future filings. The unaudited pro forma consolidated financial information is for illustrative and informational purposes only and should not be considered representative of the Company’s future results of operations or financial position.

CDK Global, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(In millions)

	December 31, 2020
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$62.8	$1,449.2	(B)	$1,512.0
Accounts receivable, net of allowances	228.4	—		228.4
Other current assets	146.1	—		146.1
Current assets held for sale	762.2	(762.2)	(C)	—
Total current assets	1,199.5	687.0		1,886.5
Property, plant and equipment, net	85.8	—		85.8
Other assets	413.4	—		413.4
Goodwill	1,001.0	—		1,001.0
Intangible assets, net	235.7	—		235.7
Total assets	$2,935.4	$687.0		$3,622.4

Liabilities and Stockholders' Deficit
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$320.3	$—		$320.3
Accounts payable	24.6	—		24.6
Accrued expenses and other current liabilities	175.1	—		175.1
Litigation liability	34.0	—		34.0
Accrued payroll and payroll-related expenses	53.1	—		53.1
Short-term deferred revenue	42.1	—		42.1
Current liabilities held for sale	158.2	(158.2)	(C)	—
Total current liabilities	807.4	(158.2)		649.2
Long-term debt and finance lease liabilities	2,333.5	—		2,333.5
Long-term deferred revenue	40.4	—		40.4
Deferred income taxes	78.4	—		78.4
Other liabilities	100.9	—		100.9
Total liabilities	3,360.6	(158.2)		3,202.4

Stockholders' Deficit:
Preferred stock	—	—		—
Common stock	1.6	—		1.6
Additional paid-in capital	696.3	(0.3)	(B)	696.0
Retained earnings	1,124.4	809.1	(B) (C) (D) (E)	1,933.5
Treasury stock, at cost	(2,295.3)	—		(2,295.3)
Accumulated other comprehensive loss	34.5	36.4	(E)	70.9
Total CDK stockholders' deficit	(438.5)	845.2		406.7
Noncontrolling interest	13.3	—		13.3
Total stockholders' deficit	(425.2)	845.2		420.0
Total liabilities and stockholders' deficit	$2,935.4	$687.0		$3,622.4

CDK Global, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
(In millions, except per share amounts)

	Fiscal year ended June 30, 2020
	As Reported	Discontinued Operations (A)	Pro Forma
Revenue	$1,960.1	$(321.1)	$1,639.0

Expenses:
Cost of revenue	966.5	(165.9)	800.6
Selling, general and administrative expenses	429.9	(91.2)	338.7
Restructuring expenses	14.2	(14.2)	—
Total expenses	1,410.6	(271.3)	1,139.3

Operating earnings	549.5	(49.8)	499.7

Interest expense	(144.3)	0.2	(144.1)
Loss from equity method investment	(2.7)	—	(2.7)
Other income, net	21.7	(0.6)	21.1

Earnings before income taxes	424.2	(50.2)	374.0

Provision for income taxes	(120.4)	11.6	(108.8)

Net earnings from continuing operations	$303.8	$(38.6)	$265.2

Net earnings from continuing operations per share
Basic	$2.50		$2.18
Diluted	2.49		2.17

Weighted-average common shares outstanding:
Basic	121.6		121.6
Diluted	122.1		122.1

CDK Global, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
(In millions, except per share amounts)
(Unaudited)

	Fiscal year ended June 30, 2019
	As Reported	Discontinued Operations (A)	Pro Forma
Revenue	$1,914.8	$(321.8)	$1,593.0

Expenses:
Cost of revenue	899.8	(165.4)	734.4
Selling, general and administrative expenses	444.7	(87.7)	357.0
Restructuring expenses	28.0	(11.4)	16.6
Litigation provision	90.0	—	90.0
Total expenses	1,462.5	(264.5)	1,198.0

Operating earnings	452.3	(57.3)	395.0

Interest expense	(139.1)	0.2	(138.9)
Loss from equity method investment	(17.0)	—	(17.0)
Other income, net	7.7	(3.1)	4.6

Earnings before income taxes	303.9	(60.2)	243.7

Provision for income taxes	(62.2)	13.6	(48.6)

Net earnings from continuing operations	$241.7	$(46.6)	$195.1

Net earnings from continuing operations per share
Basic	$1.93		$1.55
Diluted	1.91		1.54

Weighted-average common shares outstanding:
Basic	125.5		125.5
Diluted	126.4		126.4

CDK Global, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
(In millions, except per share amounts)

	Fiscal year ended June 30, 2018
	As Reported	Discontinued Operations (A)	Pro Forma
Revenue	$1,798.0	$(356.4)	$1,441.6

Expenses:
Cost of revenue	854.5	(182.2)	672.3
Selling, general and administrative expenses	441.2	(97.2)	344.0
Restructuring expenses	20.6	(8.1)	12.5
Total expenses	1,316.3	(287.5)	1,028.8

Operating earnings	481.7	(68.9)	412.8

Interest expense	(95.9)	0.1	(95.8)
Other income, net	13.4	(3.1)	10.3

Earnings before income taxes	399.2	(71.9)	327.3

Provision for income taxes	(88.1)	14.8	(73.3)

Net earnings from continuing operations	$311.1	$(57.1)	$254.0

Net earnings from continuing operations per share
Basic	$2.29		$1.87
Diluted	2.27		1.86

Weighted-average common shares outstanding:
Basic	135.8		135.8
Diluted	136.8		136.8

CDK Global, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements
(In millions, except per share amounts)

The following pro forma adjustments have been reflected in the unaudited pro forma consolidated financial information.
(A) Adjustments reflect the classification of revenue and expenses attributable to the International Business as discontinued operations, which were included in the Company’s historical financial statements.
(B) Adjustment reflects the pro forma impact of proceeds received at the close of the transaction net of taxes paid on cash and cash equivalents as follows (in millions):

Cash proceeds from the transaction	$1,446.0
Net working capital and indebtedness	(19.9)
Estimated taxes and transaction costs	(174.5)
Net cash proceeds from the transaction	1,251.6

Repatriation of excess cash	197.6

Net impact on cash and cash equivalents	$1,449.2
The cash proceeds from the transaction are subject to certain adjustments for indebtedness, cash and working capital of the International Business at the closing of the transaction. The Company has assumed that all estimated taxes and transaction costs are paid as of December 31, 2020. Estimated taxes have been calculated using estimated tax rates, based on the applicable jurisdiction. The estimated tax rate is subject to change. As such, the actual amounts may differ from the results reflected herein. The Company also repatriated cash of approximately $197.6 million based on a target cash balance of $40.0 million to be transferred at the closing of the transaction.
(C) Adjustments reflect the elimination of the assets and liabilities held for sale as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020, subject to further post-closing adjustments pursuant to the terms of the Share Sale and Purchase Agreement.
(D) Adjustment reflects the estimated after-tax effect on retained earnings from the gain on the sale of the International Business, excluding the impact of any potential post-closing adjustments.
(E) Adjustment reflects currency translation adjustments as of December 31, 2020.